Exhibit 11


                                 HAWAIIAN AIRLINES, INC.
                        COMPUTATION OF PRIMARY AND FULLY DILUTED
                               NET INCOME PER COMMON SHARE
                        FOR THE THREE MONTHS ENDED JUNE 30, 1996
                   (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                             JUNE 30, 1996
                                                      ----------------------------
                                                                           Fully
                                                        Primary           Diluted
                                                      ----------        ------------
Weighted average common shares outstanding. . . . .     27,018 *          27,018  *

Common shares issuable upon exercise of
 outstanding warrants and stock options
 (treasury stock method). . . . . . . . . . . . .        2,109             2,181
                                                       -------           -------
Weighted average common shares and
    common share equivalents. . . . . . . . . . . .     29,127            29,199
                                                       -------           -------
                                                       -------           -------

Net income before extraordinary gain. . . . . . . .    $ 1,198           $ 1,198
Extraordinary gain, net of income taxes . . . . . .        340               340
                                                       -------           -------
Net income for per share computations . . . . . . .    $ 1,538           $ 1,538
                                                       -------           -------
                                                       -------           -------

Net income before extraordinary gain
 per common share . . . . . . . . . . . . . . . .      $  0.04           $  0.04

Extraordinary gain, net of income taxes
 per common share . . . . . . . . . . . . . . . .         0.01              0.01
                                                       -------          --------

Net income per common share . . . . . . . . . . . .    $  0.05          $   0.05
                                                       -------          --------
                                                       -------          --------

* Includes shares reserved for issuance under the consolidated Plan of Reorganization dated September 21, 1993, as amended

                                HAWAIIAN AIRLINES, INC.
                        COMPUTATION OF PRIMARY AND FULLY DILUTED
                             NET INCOME PER COMMMON SHARE
                         FOR THE SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)


Caption>

                                                            SIX MONTHS ENDED
                                                              JUNE 30, 1996
                                                        -------------------------
                                                                          Fully
                                                        Primary          Diluted
                                                       ---------        ---------
Weighted average common shares outstanding . . .        24,203   *       24,203  *

Common shares issuable upon exercise of
 outstanding warrants and stock options
 (treasury stock method) . . . . . . . . . . . .         1,773            2,054
                                                       -------          -------
Weighted average common shares and
    common share equivalents . . . . . . . . . .        25,976           26,257
                                                       -------          -------
                                                       -------          -------

Net income before extraordinary gain . . . . . . .     $   616          $   616
Extraordinary gain, net of income taxes. . . . . .         340              340
                                                       -------          -------
Net income for per share computations. . . . . . .     $   956          $   956
                                                       -------          -------
                                                       -------          -------
Net income before extraordinary gain
   per common share. . . . . . . . . . . . . . . .     $  0.03          $  0.03

Extraordinary gain, net of income taxes
   per common share. . . . . . . . . . . . . . . .        0.01             0.01
                                                       -------          -------
Net income per common share. . . . . . . . . . . .     $  0.04          $  0.04
                                                       -------          -------
                                                       -------          -------

* Includes shares reserved for issuance under the consolidated Plan of Reorganization dated September 21, 1993, as amended